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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 20, 2007



                      Insight Communications Company, Inc.
             (Exact name of Registrant as specified in its charter)


        Delaware                   0-26677                  13-4053502
(State of incorporation)    (Commission File No.)        (IRS Employer
                                                        Identification No.)

                                 810 7th Avenue
                            New York, New York 10019
                    (Address of principal executive offices)


                  Registrant's telephone number: (917) 286-2300


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.        Election of a Director.

On December 20, 2007, pursuant to our amended and restated certificate of incorporation, affiliates of The Carlyle Group, as the holders of our Series B Voting Preferred Stock, par value $0.01 per share, designated and elected Bruce E. Rosenblum to our board of directors to fill the vacancy created by the previously-reported passing of Michael J. Connelly.

Mr. Rosenblum, age 54, is a managing director of The Carlyle Group, focused on U.S. buyout transactions in the telecommunications and media industries. Prior to joining Carlyle in May 2000, he was a partner and executive committee member at the law firm of Latham & Watkins LLP, where he practiced for 18 years, specializing in mergers and acquisitions and corporate finance. Mr. Rosenblum is a graduate of Yale University and received his J.D. from Columbia Law School.

Affiliates of Carlyle provide management, consulting, acquisition and financial services to us under a consulting agreement, which is described in more detail under Item 13 "Certain Relationships and Related Transactions, and Director Independence" in our Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on March 27, 2007.







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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Insight Communications Company, Inc.



Dated:  December 27, 2007                 By:  /s/ Elliot Brecher
                                          ------------------------------------
                                          Elliot Brecher
                                          Senior Vice President and
                                          General Counsel